                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           BEVERLY ENTERPRISES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

                                      $125
- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

                           BEVERLY ENTERPRISES, INC.
- --------------------------------------------------------------------------------
     (4) Date Filed:

                                 April 16, 1995
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

                           BEVERLY ENTERPRISES, INC.
                              5111 ROGERS AVENUE,
                                   SUITE 40-A
                           FORT SMITH, ARKANSAS 72919
                                 (501) 452-6712

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1995

To the Stockholders:

     The Annual Meeting of Stockholders of Beverly Enterprises, Inc., will be held at the Holiday Inn, 700 Rogers Avenue, Fort Smith, Arkansas, on Thursday, May 18, 1995, at 10:00 a.m., for the following purposes:

     1. To elect nine members of the Board of Directors;

     2. To approve the Stockholder Rights Plan, as amended;

     3. To ratify the appointment of Ernst & Young LLP as independent auditors for 1995;

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Nominees for election as directors at the Annual Meeting and any adjournments thereof (the "Annual Meeting") are Beryl F. Anthony, Jr., David R. Banks, James R. Greene, Edith E. Holiday, Jon E. M. Jacoby, Risa J. Lavizzo-Mourey, M.D., Louis W. Menk, Marilyn R. Seymann, and Will K. Weinstein, all of whom are presently serving as directors of the Company.

     The Board of Directors has fixed the close of business on March 20, 1995, as the record date for the determination of stockholders who are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for any purpose germane to the Annual Meeting at the offices of Beverly Enterprises, Inc., 5111 Rogers Avenue, Suite 40-A, Fort Smith, Arkansas, during ordinary business hours for 10 days prior to the Annual Meeting.

     We encourage you to attend the Annual Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the election of directors named in the attached Proxy Statement; FOR the approval of the Stockholder Rights Plan, as amended; and FOR ratification of the appointment of Ernst & Young LLP as independent auditors for 1995. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy card.

                                            By Order of the Board of Directors

                                             ROBERT W. POMMERVILLE
                                                   Secretary

April 17, 1995
Fort Smith, Arkansas

                           BEVERLY ENTERPRISES, INC.
                              5111 ROGERS AVENUE,
                                   SUITE 40-A
                           FORT SMITH, ARKANSAS 72919
                                 (501) 452-6712

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1995

     The accompanying proxy is solicited by the Board of Directors of Beverly Enterprises, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held May 18, 1995, and any adjournments of the meeting (the "Annual Meeting"). It is anticipated that this proxy material will be mailed on or about April 17, 1995, to stockholders of record on March 20, 1995.

     A copy of the annual report of the Company for the year ended December 31, 1994, including consolidated financial statements, is enclosed herewith. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO ROBERT W. POMMERVILLE, SECRETARY OF THE COMPANY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 5111 ROGERS AVENUE, SUITE 40-A, FORT SMITH, ARKANSAS 72919-0155 (501) 452-6712.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a signed instrument revoking the proxy, or (ii) a duly executed proxy bearing a later date. A proxy may also be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those therein named.

                               VOTING PROCEDURES

     The close of business on March 20, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company has outstanding and entitled to vote 85,668,271 shares of Common Stock, par value $.10 per share (the "Common Stock"). Each holder of shares of Common Stock is entitled to one vote per share on each matter to be considered. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

     The presence in person or by proxy of the holders of a majority of the shares entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting.

     A plurality of the shares voted in person or by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of shares of Common Stock representing a majority of the shares voted at the Annual Meeting is required for the ratification of the appointment of Ernst & Young LLP as independent auditors for 1995, the approval of the Stockholder Rights Plan, as amended and the approval of such other matters (other than the election of directors) as may properly come before the Annual Meeting.

     Under the Company's by-laws and Delaware law: (i) shares at the Annual Meeting which are represented by proxies that reflect abstentions or broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (ii) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and
(iii) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining whether the proposal is approved or rejected and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 20, 1995, relating to the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, based solely upon filings made by such persons with the Securities and Exchange Commission. Percentages in the table were calculated based on the number of shares of Common Stock outstanding at March 20, 1995.

                                                                   NUMBER OF        PERCENT
                                                                   SHARES OF        OF TOTAL
                                                                    COMMON           COMMON
                                NAME                                 STOCK           STOCK
    -------------------------------------------------------------  ---------        --------
    RCM Capital Management.......................................  4,633,849(1)        5.4%
      (collectively "RCM")
      Four Embarcadero Center, Suite 2900
      San Francisco, CA 94111

- ---------------

(1) Based on the latest schedule 13G, dated February 8, 1995, provided to the Company by RCM, RCM had sole voting power with respect to 3,255,100 shares and sole dispositive power with respect to 4,633,849 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 20, 1995, the amount of the Common Stock beneficially owned by each of the Company's directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group based on information obtained from such persons.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                              SOLE
                                             VOTING         OPTIONS                               PERCENTAGE
                                              AND         EXERCISABLE      OTHER                      OF
                                           INVESTMENT      WITHIN 60    BENEFICIAL                  COMMON
                                             POWER           DAYS        OWNERSHIP      TOTAL       STOCK
                                           ----------     -----------   -----------   ----------  ----------
Beryl F. Anthony, Jr.....................          0         15,000             0         15,000        *
David R. Banks...........................    131,795(1)     320,000         3,017(2)     454,812        *
Curt F. Bradbury.........................      2,000         15,000             0         17,000        *
James R. Greene..........................        500         15,000             0         15,500        *
Boyd W. Hendrickson......................     39,372(1)     117,750             0        157,122        *
Edith E. Holiday.........................          0              0           200(2)         200        *
Jon E.M. Jacoby..........................          0         15,000             0         15,000        *
Ronald C. Kayne..........................     18,289         38,500             0         56,789        *
Risa J. Lavizzo-Mourey, M.D..............          0              0             0              0        *
Louis W. Menk............................          0              0         5,000(3)       5,000        *
T. Jerald Moore..........................     50,901(1)      34,100             0         85,001        *
Marilyn R. Seymann.......................      1,000              0             0          1,000        *
Bobby W. Stephens........................     64,783(1)     202,250        84,202(2)     351,235        *
Will K. Weinstein........................     15,000         15,000             0         30,000        *
All Directors and Executive Officers as a
  Group (21 Persons).....................                                              1,714,644     2.0%

- ---------------

 *  Percentage of Common Stock owned does not exceed 1%.

(1) Includes shares allocated to the employee through participation in the Company's Employee Stock Purchase Plan.

(2) Shares owned by family members.

(3) Shares held by a trust over which Mr. Menk has investment and revocation power.

                         PROPOSAL 1 -- ELECTION OF DIRECTORS

     One of the purposes of the Annual Meeting is to elect nine directors to hold office until the 1996 annual meeting and until successors are elected and qualified. Nominees for election as directors at the Annual Meeting are Beryl F. Anthony, Jr., David R. Banks, James R. Greene, Edith E. Holiday, Jon E. M. Jacoby, Risa J. Lavizzo-Mourey, M.D., Louis W. Menk, Marilyn R. Seymann, and Will K. Weinstein, all of whom are presently serving as directors of the Company.

     Curt F. Bradbury, who has served as a director since 1989, is not standing for re-election.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the nominees named above. Unless otherwise directed on the proxy card, the proxy holders named therein will vote FOR the election of the nominees named above. By appropriate indication on the proxy card, stockholders may instruct the proxy holders to vote for some but not all of the nominees named above. In the event that any nominee is unable to serve, an event not now anticipated, the proxies will then be voted FOR any nominee who shall be designated by the present Board of Directors to fill the vacancy.

                    INFORMATION ABOUT NOMINEES FOR DIRECTOR

     The following table contains certain information as of March 20, 1995, with respect to the persons who have been nominated to serve as directors for the term beginning May 18, 1995.

                                                    POSITIONS AND OFFICES          DIRECTOR
                  NAME                 AGE             WITH THE COMPANY             SINCE
    ---------------------------------  ---         ------------------------      ------------
    Beryl F. Anthony, Jr.(b)(d)(e)     57          Director                          1993
    David R. Banks(c)                  58          Chairman of the Board,
                                                     President, Chief
                                                     Executive Officer and
                                                     Director                        1979
    James R. Greene(a)(d)              73          Director                          1991
    Edith E. Holiday                   43          Director                      March, 1995
    Jon E. M. Jacoby(a)(c)(e)          56          Director                          1987
    Risa J. Lavizzo-Mourey, M.D.       40          Director                      March, 1995
    Louis W. Menk (b)(d)               76          Director                          1989
    Marilyn R. Seymann                 52          Director                      March, 1995
    Will K. Weinstein(c)(e)            54          Director                          1989

- ---------------

(a) Member of the Audit Committee

(b) Member of the Compensation Committee

(c) Member of the Finance Committee

(d) Member of the Quality Assurance Committee

(e) Member of the Nominating Committee

     The following is a summary of the business experience of the persons who have been nominated to serve as directors of the Company.

     Beryl F. Anthony, Jr. Mr. Anthony served in Congress and was Chairman of the Democratic Congressional Campaign Committee from 1987 through 1990. In 1993, he became a partner in the law firm of Winston & Strawn.

     David R. Banks. Mr. Banks has served as President since October 1979, Chief Executive Officer since May 1989 and Chairman of the Board since March 1990. Mr. Banks is a director of Nationwide Health Properties, Inc., Ralston Purina Company, Wal-Mart Stores, Inc., and Wellpoint Health Networks, Inc.

     James R. Greene. Mr. Greene's principal occupation has been that of a director and consultant to various U.S. and international businesses since 1986. He is a director of a number of mutual funds of Alliance Capital Management Corporation, Buck Engineering Company and Bank Leumi.

     Edith E. Holiday. Ms. Holiday is an attorney. She served as White House Liaison for the Cabinet to all federal agencies during the Bush administration. Prior to that, Ms. Holiday served as General Counsel of the U. S. Treasury Department as well as its Assistant Secretary of Treasury for Public Affairs and Public Liaison. She is a director of Amerada Hess Corporation, Bessemer Trust Company, N.A., Bessemer Trust Company of New Jersey, Hercules Incorporated, and H.J. Heinz Company.

     Jon E. M. Jacoby. Mr. Jacoby is Executive Vice President, Chief Financial Officer and a director of Stephens Group, Inc., an energy, agricultural and investment firm. Mr. Jacoby has held the indicated positions with Stephens Group, Inc., since 1986 and prior to that time served as Manager of the Corporate Finance Department and Assistant to the President of Stephens Inc. Mr. Jacoby is a director of American Classic Voyages Co., Delta and Pine Land Company, Medicus Systems, Inc. and Southwestern Life Corporation.

     Risa J. Lavizzo-Mourey, M.D. Dr. Lavizzo-Mourey is Director of the Institute of Aging, Chief of the Division of Geriatric Medicine and Associate Executive Vice President for health policy at the University of Pennsylvania, Ralston-Penn Center. From 1992 to 1994, Dr. Lavizzo-Mourey was in the Senior Executive Service in the Agency for Health Care Policy and Research, U.S. Public Health Service of the Department of Health and Human Services. Dr. Lavizzo-Mourey is a director of Medicus Systems, Inc.

     Louis W. Menk. Mr. Menk is Chairman of Black Mountain Gas Company. He retired in 1982 as Chairman and Chief Executive Officer of International Harvester Company, the predecessor to Navistar International Corporation.

     Marilyn R. Seymann. Ms. Seymann is President and Chief Executive Officer of M One, Inc., a management and information systems consulting firm specializing in the financial services industry. From 1990 to 1993, Ms. Seymann was Director and Vice Chairman of the Federal Housing Finance Board. Prior to that, she served as Managing Director of Andersen Asset Based Services, a unit of Arthur Andersen LLP. From 1986 to 1990, Ms. Seymann was Executive Vice President of Chase Bank of Arizona and served as President, Private Banking of Chase Trust Company from 1987 to 1990.

     Will K. Weinstein. Mr. Weinstein has been Managing Partner of Genesis Merchant Group, the sole General Partner of Genesis Merchant Group Securities, and its predecessor, W.I.G. Securities, since 1989, and was President of WIG, Inc. from 1987 to 1989. From 1982 to 1987, Mr. Weinstein was Managing Partner of Montgomery Securities. He is a director of DHL Corporation.

                COMPENSATION OF DIRECTORS AND OTHER INFORMATION
                    CONCERNING THE BOARD AND ITS COMMITTEES

     In 1994, directors, other than Mr. Banks, received an annual retainer fee of $22,000 for serving as a director and an additional fee of $1,000 for each Board or committee meeting attended. Mr. Banks, the current Chairman of the Board, President and Chief Executive Officer of the Company, received no additional cash compensation for serving on the Board or its committees.

     Pursuant to the Beverly Enterprises, Inc. Non-Employee Directors' Stock Option Plan, each non-employee director is automatically granted an option to purchase 2,500 shares of Common Stock on June 1 of each year, at an exercise price of 100 percent of the fair market value of such Common Stock on the respective grant dates. The options become fully exercisable on June 1 following each grant date.

     Directors who are not employees of the Company and have served as directors for at least five years participate in the Retirement Plan for Outside Directors which is an unfunded, non-qualified retirement plan. The retirement benefit is equal to the product of (a) the director's annual retainer fee immediately preceding the director's retirement from the Board times (b) the number of years the director served on the Board up to a maximum of ten. The retirement benefit is payable in monthly installments beginning at age seventy (70), based on the years of service up to ten, until the earlier of the full payment of the benefit or the death of the retired director.

     During 1994, there were ten meetings of the Board. Each director attended 90% or more in the aggregate of the meetings of the Board and committees on which the director served.

     The Finance Committee, which met four times during 1994, reviews the Company's financial strategy and certain financial transactions, and interacts with the Company's lenders.

     The Audit Committee, which met two times during 1994, reviews and acts, or reports to the Board, with respect to various auditing and accounting matters, including the selection of the Company's independent auditors, the scope of audit procedures, the nature of services to be performed for the Company by and the fees to be paid to the independent auditors, oversight of the Company's internal audit function, the performance of the Company's independent auditors and the accounting practices of the Company.

     The Nominating Committee, which met one time during 1994, is delegated responsibility for identification and recommendation for nomination of candidates to stand for election to the Board and establishment of procedures for the nomination process and criteria for the selection of nominees including stockholders' suggestions of nominees for director that are submitted in writing in compliance with the Company's by-laws. (see "Requirements, Including Deadlines, for Submissions of Proxy Proposals, Nomination of Directors, and Other Business by Stockholders", on page 21).

     The Quality Assurance Committee, which met three times during 1994, monitors the quality assurance process of the Company and reports to the Board progress made toward reaching quality assurance goals.

     The Compensation Committee met two times during 1994. See the Compensation Committee Report on Executive Compensation below for a discussion of the Compensation Committee functions.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the Committee) is composed of three independent, nonemployee directors. Joe T. Ford served on the Committee until his retirement from the Board in February 1994. He was replaced by Curt F. Bradbury. The Committee's overall philosophy is to develop executive compensation policies that are directly aligned and consistent with the strategic goals and objectives of the Company. The Committee approves the design of compensation programs and evaluates their effectiveness. The Committee also reviews and establishes overall compensation programs and levels for members of senior management.

COMPENSATION PHILOSOPHY

     The Company's primary business objective is to maximize long-term shareholder value. To accomplish the Company's objectives, the Company has developed a business strategy which focuses on earnings per share and cash flow while requiring that consistently high levels of quality are maintained.

     Our compensation philosophy and the underlying compensation programs are designed to directly support the Company's overall business objectives by:

     - Allowing the Company to recruit, retain and develop highly qualified executive and employee talent

     - Directly linking individual compensation with Company, region, area, facility and individual performance

     - Maintaining compensation levels that are competitive (targeted at the median of a size adjusted comparison group)

     - Emphasizing the at risk portion of compensation through our incentive programs which properly reflect and reward for both short- and long-term performance

     - Promoting stock ownership

     - Encouraging stock retention

     The Committee evaluates each element of compensation as well as total compensation. We rely on input from the Chief Executive Officer and an independent compensation consultant to assist us in the process.


     In comparing compensation levels in the marketplace, the Committee considered a different group of companies than those for the years 1992 and 1993 used as the Company's Peer Group for presentation of comparative cumulative total return in the performance graph (see "Performance Graph" on page 13). The Committee believes its most direct competitors for executive talent are not necessarily the same as its competitors for the investment dollar, and as such, has selected a larger comparison group than the Peer Group. Therefore, in evaluating and comparing each element of compensation, the Committee has selected a group of service companies similar in size, geographic location, financial performance (revenue, sales, return on equity, profitability, and earnings per share -- current year and five year historical) and structure (multiple locations and labor intensity) (the "Competitive Market"). The Competitive Market is used in evaluating every element of executive compensation for all executive officers of the Company.


     The Committee annually reviews and approves the sources of data used in the evaluation of compensation. The Committee has targeted its compensation to be at the size adjusted median (50th percentile) level of the Competitive Market for each element of compensation. Actual compensation levels paid in 1994 met the median level of the Competitive Market for executive officers except for Mr. Banks with regard to his 1994 annual incentive target level, as described below.

BASE SALARY

     The Committee regularly reviews the base salary of each member of the executive group. In addition to targeting the median of the Competitive Market, the Committee also considers the level and scope of responsibility, experience and internal equity. No specific weighting is assigned to these criteria.

     The base salary for Mr. Banks, Chairman of the Board, President and Chief Executive Officer of the Company, and other senior executives, was reviewed at the December 8, 1994 meeting of the Committee. Based on the Company's financial and operational performance (including quality) in 1994, Mr. Banks' salary was adjusted to $620,000, which represents the median level of base salary within the Competitive Market. Specific criteria considered by the Committee in reaching this decision were competitive compensation data and the Company's overall financial and quality performance as measured by the Company's performance relative to budget and improved internal quality scores. No specific weighting was assigned to these criteria.

ANNUAL INCENTIVES

     The annual incentive plans are designed to provide a direct link between Company and individual performance over the short term. The Company maintains two plans with similar operating characteristics, one for field operations and one for corporate management. Both plans have as their initial performance criteria the overall quality of service being provided. If acceptable levels of quality are being provided, measured against an internal standard as defined by the Quality Assurance Committee of the Board, then financial performance for the Company or the individual area of responsibility, as appropriate, is measured. For all executive officers named in the Summary Compensation Table, only Company-wide performance measures are considered in determining the annual incentive. To promote stock ownership, 20% of annual incentive awards for senior management is paid in other stock units, which vest one year from the date the award was granted.

     In calculating the 1994 annual incentive for Mr. Banks, the Committee first established a target percentage of base salary (the "target percentage"), a quality trigger, and targets for earnings per share and cash flow. The target percentage for 1994 was below median target levels for chief executive officers in the Competitive Market. The Committee has increased the target percentage to a competitive level for 1995. The Committee then reviewed the quality performance criteria, which were exceeded for 1994, and served as a trigger in determining the annual incentive payable. Both the earnings and cash flow were slightly below 1994 targets. Weighting the financial goals 50% each, the Committee awarded Mr. Banks a 1994 annual incentive equal to $216,730, or 40% of base salary. $173,384 was paid in cash (80%) and, as described above, to promote stock ownership, 3,152 of other stock units were granted, which vest in one year (20%). This compares to a payment of $235,000 for 1993, a year in which the Company met its performance targets.

LONG-TERM INCENTIVES

     Long-term incentives are delivered through the Beverly Enterprises, Inc. 1993 Long-Term Incentive Stock Plan (the "1993 Plan"). Stock options are used to reward management's contribution over the long term, with the reward measured by the subsequent appreciation in stock price. Stock options are always granted at fair market value. Phantom units, under the Equity Incentive Plan, are used to encourage and promote retention. At December 31, 1994, Mr. Banks owned 128,586 shares of Common Stock and is vested in options to purchase 280,000 shares of Common Stock. During 1994 the Company awarded Mr. Banks an option to purchase 60,000 shares of Common Stock. He was also awarded 7,881 phantom units under the 1993 Plan for 1994 performance. The award size for the options and phantom units was targeted at the median level for the Competitive Market, without regard to the amount of current stock holdings. The Committee used the same competitive analysis and targeted award size in determining the level of awards for executive officers.

STOCK OWNERSHIP REQUIREMENT

     To align management's interests with those of stockholders, the Company has a stock ownership requirement. Each officer through the level of Vice President is required to own Company securities with a value based on a multiple of the officer's base salary. Failure to comply with this requirement may result in reduction in or suspension from participation in the Company's incentive plans. The Chief Executive Officer is required to own securities with a market value of three times his base salary. As of December 31, 1994, Mr. Banks' ownership level exceeded this requirement.

$1 MILLION LIMIT ON COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain requirements are met, qualifying the compensation as performance based. Qualifying the compensation as performance based required that the awards be based solely on objective criteria.

     The Committee desires that all incentive compensation programs for executive officers be qualified as performance based, thus ensuring the Company retains the tax deductibility. In 1994, the Committee, therefore, approved a change in the design and operation of both the annual and long-term incentive plans, which change was then approved by the stockholders in May of 1994.

                                            COMPENSATION COMMITTEE

                                            Beryl F. Anthony, Jr.
                                            Curt F. Bradbury
                                            Louis W. Menk
                                            Joe T. Ford

     The Compensation Committee report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Ford resigned from the Board of Directors on February 28, 1994. Effective August 1, 1992, Beverly California Corporation (now Beverly Health and Rehabilitation Services, Inc.) entered into an agreement to outsource its management information systems functions for a period of seven years, with a wholly-owned subsidiary of ALLTEL Corporation. Mr. Ford is the Chairman of the Board, President, Chief Executive Officer and a Director of ALLTEL Corporation. It paid approximately $8,906,000 pursuant to such agreement during 1994.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the Chief Executive Officer and the other four most highly compensated individuals in the Company as to whom the total annual salary and bonus for the year ended December 31, 1994, exceed $100,000. All of these individuals are executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                                                         ------------------------
                                                                                             AWARDS PAYOUTS
                                              ANNUAL                                     ------------------------
                                           COMPENSATION         OTHER       RESTRICTED    SECURITIES
                                         -----------------      ANNUAL        STOCK       UNDERLYING       LTIP      ALL OTHER
           NAME AND             FISCAL   SALARY     BONUS    COMPENSATION     AWARDS     OPTIONS/SARS     PAYOUTS   COMPENSATION
      PRINCIPAL POSITION         YEAR      ($)       ($)         ($)        ($)(6)(7)        (#)            ($)        ($)(8)
- ----------------------------- --------   -------   -------   ------------   ----------   ------------     -------   ------------
David R. Banks                    1994    539,170   173,384        None        151,711        60,000         None       51,469
Chairman of the Board,            1993    519,231   188,000(3)     None        164,500       100,000         None       48,345
President, Chief Executive        1992    497,692   180,000        None           None          None         None       18,136
Officer

Boyd W. Hendrickson               1994    323,502    80,912        None         70,798        30,000         None       40,646
Executive Vice President and      1993    311,538    87,200(3)     None         76,300        50,000         None       18,815
President -- Beverly Health and   1992   298,462    75,000         None           None          None         None       21,640
Rehabilitation Services,
  Inc.(1)

Ronald C. Kayne                   1994    296,233    71,672        None         62,713        30,000         None       26,185
Executive Vice President and      1993    280,492    55,200(3)    79,219(4)     48,300        50,000         None       26,238
President -- Pharmacy             1992    264,231    66,250        None           None          None         None       11,929
Corporation of America(1)

T. Jerald Moore(2)                1994    259,585    64,930      16,973(5)      56,813        30,000         None       20,206
Executive Vice President and      1993    229,807    60,000(3)    65,363(5)    685,000       128,000         None       11,712
President -- Beverly Managed      1992       None      None        None           None          None         None         None
Care, Inc.(1)

Bobby W. Stephens                 1994    269,594    67,427        None         58,729        30,000         None       30,966
Executive Vice President --       1993    259,615    72,800(3)     None         63,700        50,000         None       32,421
Development                       1992    249,230    75,000        None           None          None         None       16,800

- ---------------

(1) Effective January 1, 1995, the Company reorganized its subsidiaries to better focus management's attention on specific services delivered by the Company within the long-term health care arena. Three operating subsidiaries: Beverly Health and Rehabilitation Services, Inc. (formerly Beverly California Corporation), Pharmacy Corporation of America, and Beverly Managed Care, Inc. will undertake nursing home operations, institutional pharmacy operations and managed care operations, respectively. The president of each of the three operating subsidiaries is indicated.

(2) T. Jerald Moore was elected an executive officer of the Company in January 1993. During 1992, prior to becoming an employee, Mr. Moore received a payment in the amount of $2,250 in conjunction with his participation in a bonus plan.

(3) The bonus amounts indicated for 1993 have been restated to move that portion of the bonus paid in other stock units to the column "Restricted Stock Awards" to more clearly reflect the nature of the award.

(4) Relocation allowance paid to Mr. Kayne pursuant to the First Amendment to Agreement Concerning Benefits Upon Severance entered into between the Company and Mr. Kayne during 1993, in connection with his relocation from Arkansas to Colorado.

(5) Relocation costs and expenses of $47,590 and reimbursement of taxes payable on relocation costs and expenses of $17,773 paid in 1993 in connection with Mr. Moore's relocation to Arkansas from Connecticut. An additional payment of $16,973 was made in 1994 in connection with his purchase of a residence in Arkansas.

(6) Amounts shown as Restricted Stock Awards consist of the following (shown in dollars):

                                    YEAR     MR. BANKS     MR. HENDRICKSON     MR. KAYNE     MR. MOORE     MR. STEPHENS
                                    -----    ---------     ---------------     ---------     ---------     ------------
     Restricted Stock                1994        None             None             None          None           None
     Grants (a)                      1993        None             None             None       632,500           None
                                     1992        None             None             None          None           None
     Award Pursuant to               1994      43,346           20,228           17,918        16,232         16,857
     the Annual Incentive            1993      47,000           21,800           13,800        15,000         18,200
     Plan (b)                        1992        None             None             None          None           None
     Award Pursuant                  1994     108,365           50,570           44,795        40,581         42,142
     to the Equity Incentive         1993     117,500           54,500           34,500        37,500         45,500
     Plan (c)                        1992        None             None             None          None           None
     Total                           1994     151,711           70,798           62,713        56,813         58,729
                                     1993     164,500           76,300           48,300       685,000         63,700
                                     1992        None             None             None          None           None

- ---------------

     (a) The total of $632,500 of restricted stock awards to Mr. Moore in 1993 consists of: (i) on January 28, 1993, at which time the closing price of the Common Stock was $13.25, a grant of 20,000 shares, which vests twenty percent per year beginning one year from the grant date and (ii) on July 15, 1993, at which time the closing price of the Common Stock was $13.125, a grant of 28,000 shares which vests twenty percent per year beginning one year from the grant date. The Company does not currently pay dividends on its Common Stock.

     (b) On February 15 of each year beginning in 1994, the Annual Incentive Plan provides for the payment of 20% of the annual incentive award earned for the previous year's performance to be paid by a grant of other stock units pursuant to the 1993 Plan, vesting one year from the grant date. For 1993 the following other stock units were granted to the named Executive Officers: Mr. Banks -- 3,357; Mr.
         Hendrickson -- 1,557; Mr. Kayne -- 986; Mr. Moore -- 1,071; and Mr. Stephens -- 1,300. For 1994 the following number of other stock units were granted to the named Executive Officers: Mr. Banks -- 3,152; Mr. Hendrickson -- 1,471; Mr. Kayne -- 1,303; Mr. Moore -- 1,181; and Mr. Stephens -- 1,226.

     (c) The Equity Incentive Plan provides for the granting of phantom units, with cliff vesting four years from the grant date. The phantom units are payable, upon vesting, at an amount per unit equal to the fair market value of the Common Stock on that date, in cash, shares of Common Stock or a combination thereof at the discretion of the Compensation Committee. For 1993, the following number of phantom units were granted to the named executive officers, to vest on February 14, 1999: Mr. Banks -- 8,393; Mr. Hendrickson -- 3,893; Mr. Kayne -- 2,464;
         Mr. Moore -- 2,679; and Mr. Stephens -- 3,250. For 1994, the following number of phantom units were granted to the named executive officers, to vest on February 14, 2000: Mr. Banks -- 7,881; Mr.
         Hendrickson -- 3,678; Mr. Kayne -- 3,258; Mr. Moore 2,951; and Mr. Stephens -- 3,085.

(7) Based on the closing price for the Common Stock of $14.375, at December 31, 1994, the number and value of aggregate restricted stock, other stock unit and phantom unit holdings for the named executive officers are as follows:

                                                     MR. BANKS   MR. HENDRICKSON   MR. KAYNE   MR. MOORE   MR. STEPHENS
                                                     ---------   ---------------   ---------   ---------   ------------
     Restricted Stock..................  (Shares)      26,000         16,000         16,000      38,400         16,000
                                         (Value $)    373,750        230,000        230,000     552,000        230,000
     Other Stock Units.................  (Units)        3,357          1,557            986       1,071          1,300
                                         (Value $)     48,257         22,382         14,174      15,396         18,688
     Phantom Units.....................  (Units)        8,393          3,893          2,464       2,679          3,250
                                         (Value $)    120,649         55,962         35,420      38,511         46,719

(8) All other compensation consists of the following:

                                    YEAR     MR. BANKS     MR. HENDRICKSON     MR. KAYNE     MR. MOORE     MR. STEPHENS
                                    ----     ---------     ---------------     ---------     ---------     ------------
     Car Allowance                  1994        7,500            7,500            7,500         7,500          7,500
                                    1993        7,500            7,500            7,644         6,894          7,500
                                    1992        7,500            7,500            7,500          None          7,500

     Matching Contribution          1994        2,340            2,340             None         2,250          2,340
     to Employee Stock              1993        2,340            1,800             None          None          2,340
     Purchase Plan (a)              1992        2,340             None             None          None          2,340

     Executive Medical              1994        7,661           11,479            1,718         5,410          5,697
     Plan                           1993        7,723            6,960            3,076         3,447          9,010
                                    1992        4,389           11,898            2,211          None          5,571

     Premiums Under                 1994        4,410            2,392            2,007         1,353          1,183
     Executive Life                 1993        3,721            2,120            1,855         1,047          1,103
     Insurance Plan                 1992        2,782            1,807            1,498          None            954

     Regular Life                   1994        1,125              720            1,125           432            720
     Insurance Plan(b)              1993        1,125              435            1,125           324            435
                                    1992        1,125              435              720          None            435

     Matching Contribution          1994       28,258           16,040           13,835         3,086         13,351
     to Executive Retirement        1993       25,936             None           12,538          None         12,033
     Plan (c)                       1992         None             None             None          None           None

     Financial Planning             1994          175              175             None           175            175
                                    1993         None             None             None          None           None
                                    1992         None             None             None          None           None

     Total                          1994       51,469           40,646           26,185        20,206         30,966
                                    1993       48,345           18,815           26,238        11,712         32,421
                                    1992       18,136           21,640           11,929          None         16,800

     --------------------

     (a) The Employee Stock Purchase Plan enables all full-time employees which have completed one year of continuous service to purchase shares of Common Stock through payroll deductions of up to $300 per pay period. The Company contributes 30% of the amount of payroll deductions for the participating employee.

     (b) Imputed income for life insurance provided under the Company's regular life insurance plan for amounts in excess of $50,000.

     (c) The Beverly Enterprises, Inc. Executive Retirement Plan, (the "Executive Retirement Plan") provides that, depending on the Company's profits, the Company will match each participant's annual contribution, based on a sliding scale relating to years of service with the Company, up to a maximum of six percent of a participant's compensation. The Executive Retirement Plan also provides that the Company will pay each participant additional compensation approximately equivalent to the tax liability such participant shall accrue as a result of the Company's contribution. During 1993 and 1994, the Company contributed 50 percent of the maximum match permitted under the Executive Retirement Plan for each participant. These figures include both the employer match and the additional compensation for reimbursement of taxes.

     The following tables set forth certain information at December 31, 1994 and for the fiscal year then ended with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table above. No stock appreciation rights have been granted and no options have been granted at an option price below fair market value on the date of the grant.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                 GRANT
                                                      INDIVIDUAL GRANTS                       DATE VALUE
                                     ----------------------------------------------------     -----------
                                                        % OF
                                     NUMBER OF         TOTAL
                                     SECURITIES       OPTIONS/
                                     UNDERLYING         SARS                                     GRANT
                                      OPTIONS/       GRANTED TO     EXERCISE                     DATE
                                        SARS         EMPLOYEES      OR BASE                     PRESENT
                                      GRANTED        IN FISCAL       PRICE       EXPIRATION      VALUE
                NAME                    (#)             YEAR         ($/SH)        DATE         ($)(3)
- ------------------------------------ ----------      ----------     --------     --------     -----------
David R. Banks......................    60,000(1)       9.68%         14.00      12/07/99       375,600
Boyd W. Hendrickson.................    18,000(1)       2.90%         14.00      12/07/99       112,680
                                        12,000(2)       1.94%         14.00      12/07/99        75,120
Ronald C. Kayne.....................    18,000(1)       2.90%         14.00      12/07/99       112,680
                                        12,000(2)       1.94%         14.00      12/07/99        75,120
T. Jerald Moore.....................    18,000(1)       2.90%         14.00      12/07/99       112,680
                                        12,000(2)       1.94%         14.00      12/07/99        75,120
Bobby W. Stephens...................    18,000(1)       2.90%         14.00      12/07/99       112,680
                                        12,000(2)       1.94%         14.00      12/07/99        75,120
All executive officers as a group
  (12 persons)......................   378,000         60.97%
All non-executive officers as a
  group
  (22 persons)......................   242,000         39.03%

- ---------------

(1) Nonqualified stock options granted on December 8, 1994 under the 1993 Plan. 25% of these options become fully exercisable one year from the grant date and 25% per year thereafter on a cumulative basis.

(2) Incentive stock options granted on December 8, 1994 under the 1993 Plan. 25% of these options become fully exercisable one year from the grant date and 25% per year thereafter on a cumulative basis.

(3) Based upon the Black-Scholes Option Valuation Model, which estimates the present dollar value of options to purchase shares of Common Stock to be $6.26 per option share. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the Black-Scholes Model. The assumptions underlying the Black-Scholes Model include: (a) an expected volatility of .3527 based on the twelve months prior to the grant date, (b) a risk-free rate of return of 7.78%, which approximates the five year Treasury bond rate on the grant date, (c) no dividend on the Common Stock, and (d) a five year period from the grant until expiration.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                                      VALUE OF UNEXERCISED
                                                                              NUMBER OF                   IN-THE-MONEY
                                                                      UNEXERCISED OPTIONS/SARS            OPTIONS/SARS
                                                                           FY-END 12/31/94               FY-END 12/31/94
                                                                                 (#)                         ($)(2)
                                    ACQUIRED ON         VALUE        ---------------------------   ---------------------------
               NAME                EXERCISES (#)   REALIZED ($)(1)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
- ---------------------------------- -------------   ---------------   -------------   -----------   -------------   -----------
David R. Banks....................       None             None          175,000        280,000        560,624       2,577,499
Boyd W. Hendrickson...............     14,000          140,000           79,500         95,500        200,063         846,062
Ronald C. Kayne...................     26,000          213,000           93,500         12,500        340,063          23,437
T. Jerald Moore...................       None             None          129,900         28,100        156,563          42,187
Bobby W. Stephens.................       None             None           93,500        176,500        340,063       1,652,937

- ---------------

(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise, multiplied by the number of shares to which the exercise of the option relates.

(2) The closing price for the Common Stock as reported by the New York Stock Exchange on December 31, 1994, was $14.375. Value is calculated on the basis of the difference between the option exercise price and $14.375, multiplied by the number of shares of Common Stock underlying the option.

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 Composite Index, the S & P Healthcare Composite Index, and an index of peer companies that was originally selected by the Company for use in its 1993 and 1994 proxy statements (the "Old Peer Group"). The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                                   [GRAPH]


                                                                  S&P Health-
      Measurement Period          Beverly En-     S&P 500 In-    care Compos-    Old Peer Gro
    (Fiscal Year Covered)          terprises          dex             ite             up
1989                                       100             100             100             100
1990                                       144             197             117             120
1991                                       148             126             181             154
1992                                       217             136             151             214
1993                                       221             150             139             222
1994                                       240             152             157             247

     The total cumulative return on investment (change during the year in stock price plus reinvested dividends) for each of the periods for the Company, the S&P 500 Composite Index, the S & P Healthcare Composite Index and the Old Peer Group is based on the stock price or the composite index on December 31, 1989.

     For the 1993 and 1994 proxy statements, the Company constructed a peer group of companies in the long-term care industry. The Old Peer Group consisted of the Company, Geriatrics & Medical Centers, Inc., Greenery Rehabilitation Group, Inc., Manor Care, Inc., Summit Health LTD, and Vari-Care, Inc. The Company was restricted in the number of comparative companies in the long-term care industry due to the fact that many of its competitors had not been public companies for the entire comparative period. In 1993, the membership of the Old Peer Group was reduced due to the acquisition of Vari-Care, Inc. by another company and in 1994, Summit Health LTD. was acquired. Therefore, the Old Peer Group was reduced from five to three companies, including the Company itself. Due to this substantial change in the Old Peer Group, the Company sought a published index with a significant number of health care companies to avoid problems which could arise in the future through the industry's rapid consolidation. The Company has chosen and the Committee has approved the use of the S & P Healthcare Composite Index, currently consisting of twenty-nine companies, including the Company.

     The performance graph and its description above shall not be deemed incorporated by reference by any general statement. The Compensation Committee report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                  OTHER PLANS

  Deferred Compensation Plan

     As of July 18, 1991, the Company amended and restated the Deferred Compensation Plan: to allow no future grants; to close and pay out accounts with balances of $10,000 or less; and to fix accounts with balances in excess of $10,000 using the closing price of the Company's Common Stock on the New York Stock Exchange on July 18, 1991, of $11.00, which was credited to participants' Special Ledger Accounts. Messrs. Banks, Hendrickson, Kayne and Stephens maintain accounts in the Deferred Compensation Plan which are credited with interest at a rate of 9% per annum.

  Employment Contracts and Termination of Employment and Change in Control Arrangements

     The Company adopted a severance policy, as of December 1, 1989, which provides assistance in the form of a lump sum severance payment to active, full-time, corporate or regional office employees who are permanently, involuntarily and without cause separated from all employment with the Company or its successor. Severance pay is calculated based upon an employee's base weekly pay, position and continuous past service with the Company as of the last day of the employee's active employment. David R. Banks, Boyd W. Hendrickson, Ronald C. Kayne, T. Jerald Moore and Bobby W. Stephens would have received $286,154, $144,231, $138,462, $86,154 and $130,846, respectively, if they were entitled to a severance payment as of January 1, 1995.

     In connection with the relocation of the Company's corporate headquarters to Fort Smith, Arkansas, the Company entered into Agreements Concerning Benefits Upon Severance with certain executives including Messrs. Banks, Hendrickson, Kayne and Stephens. Pursuant to such agreements, in the event of a Change in Control (as defined) of the Company or a Material Change (as defined) in the terms of employment of the executive, such executive may voluntarily terminate his employment and become entitled to receive one year's salary and reimbursement from the Company for moving expenses to any part of the continental United States.

     Effective September 29, 1994, the Company entered into Change in Control Severance Agreements that provide for payments to be made to the Executive Vice Presidents of the Company including Messrs. Hendrickson, Kayne, Moore and Stephens (the "Severance Agreements"). The Severance Agreements have an initial term of three years, with an automatic extension of one additional day for each day beyond September 29, 1994 that the Executive Vice President (the "Executive") remains employed by the Company until such time as the Company elects to cease such extension by written notice, thereby setting the term to end three years from the written notice. The Severance Agreements provide for specified severance benefits in the event of a change of control and (i) termination of employment of the Executive by the Company without cause or by the Executive for good reason (which includes material reduction in duties or authority, reduction in compensation or benefits, or a relocation of employment from Fort Smith) during a period of two years following the change in control or
(ii) termination of employment initiated by the Executive without good cause during the 31 day period commencing on the first day of the 13th month following the change in control.

     For purposes of the Severance Agreements, a change in control shall be deemed to have taken place if: (i) any person, corporation, or other entity or group, including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than any employee benefit plan then maintained by the Company, becomes the beneficial owner of shares of the Company's Common Stock having 30 percent or more of the total number of votes that may be cast for the election of directors of the Company; (ii) as the result of, or in connection with, any contested election for the Board of Directors of the Company, or any tender or exchange offer, merger or other business combination or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were directors before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets, or (iii) at any time
(a) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (b) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (d) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons.

     The severance benefit under the Severance Agreements includes (i) a lump sum payment equal to three times the sum of (a) the Executive's base salary and
(b) the Executive's target bonus under the Company's Annual Incentive Plan, with
(a) and (b) to be determined at either the termination of employment or the change in control so as to produce the greater payment; (ii) vesting of all options, restricted stock, phantom units, and other awards granted to Executive which have not otherwise vested; (iii) continuation, for a period of three years following termination of employment, of participation in the Company's Medical Plan, Executive Medical Reimbursement Plan, and Dental Plan; (iv) relocation to the next base of full-time employment, if commenced within three years of termination of employment, in accordance with the Company's general relocation policy for executives; (v) a matching contribution to the Company's Executive Retirement Plan for the plan year in which the termination of employment occurs; and (vi) for two years following termination of employment, disability insurance benefits equivalent to the benefits the Executive would have received had he or she remained employed by the Company.

     Effective September 29, 1994, the Company entered into an employment contract with Mr. Banks (the "Employment Contract"). The Employment Contract has an initial term of three years, with an automatic extension of one additional day for each day beyond September 29, 1994 that Mr. Banks remains employed by the Company until such time as the Company elects to cease such extension by giving written notice thereby setting the term to end three years from the written notice. The Employment Contract provides Mr. Banks with: (i) base salary of $540,000 per annum through December 31, 1994 and thereafter at any such greater rate as is determined by the Compensation Committee; (ii) participation in all benefit plans; and (iii) an annual cash bonus pursuant to the Company's Annual Incentive Plan.

     The Employment Contract provides severance benefits in the event of a change in control on substantially the same terms and conditions as set forth above with respect to the Severance Agreements except that Mr. Banks may claim the relocation benefit without commencing full-time employment and the Employment Contract provides that the Company will provide office space to Mr. Banks for a period of the lesser of three years or the date he commences full-time employment.

     In addition to severance benefits in the event of a change in control, the Employment Contract provides for severance benefits to Mr. Banks during its term if there is a termination of employment initiated by (i) the Company without cause or (ii) by Mr. Banks for good reason. In this event, the severance benefit includes: (a) a lump sum payment equal to one times the sum of Mr. Banks's (1) base salary and (2) target bonus or actual bonus for the previous year, if higher; (b) vesting of all unvested equity-based compensation; (c) continuation, for one year from termination of employment, of participation in the Company's Medical Plan, Executive Medical Reimbursement Plan, and Dental Plan; (d) relocation benefit as described above; and (e) a matching contribution to the Company's Executive Retirement Plan for the plan year in which the termination of employment occurs.

     A trust has been established with Chemical Bank to fund certain benefits payable pursuant to certain employee benefit plans, including the Severance Agreements and the Employment Contract, in the event of termination of employment after a change in control of the Company. Immediately prior to a change in control of the Company, the Company is required to make a deposit to the trust in an amount equal to the excess of the maximum amount potentially payable under the plans to all participants over the current value of the trust assets. The trust is revocable by the Company until a change in control. The trust assets are subject to the claims of general creditors of the Company in the event of the Company's insolvency.

     The Board of Directors believes that the Severance Agreements and the Employment Contract will encourage the commitment and availability of its key management employees in the face of potentially disruptive and distracting circumstances that may arise in the event of an attempted or actual change in control or an unsolicited takeover of the Company. In any such event, such key management employees will be able to analyze and evaluate proposals objectively with a view to the best interest of the Company and its stockholders. The Severance Agreements and the Employment Contract, however, may have the incidental effect of discouraging takeovers and protecting employees from removal, since the agreements increase the cost that would be incurred by an acquirer seeking to replace current management.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     The Company's officers and directors are required to file initial reports of ownership and reports of change in ownership with the Securities and Exchange Commission (SEC). Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on information provided to the Company by individual officers and directors, the Company believes that during 1994 its officers and directors have timely complied with all filing requirements applicable to them.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Beverly California Corporation, a subsidiary of the Company, entered into an agreement to outsource its management information systems functions for a period of seven (7) years, with a wholly-owned subsidiary of ALLTEL Corporation. Mr. Joe T. Ford, a director who resigned from the Board on February 28, 1994, is the Chairman of the Board, President, Chief Executive Officer and a director of ALLTEL Corporation. Beverly California Corporation paid approximately $8,906,000 pursuant to such agreement during 1994.

     Jon E.M. Jacoby, a director, serves as Executive Vice President, Chief Financial Officer and director of Stephens Group, Inc. For the year ended December 31, 1994, the Company paid to Stephens Group, Inc. or its affiliates, approximately $745,000, including underwriting fees in connection with the refunding of certain industrial revenue bonds and fees for investment banking services related to certain acquisitions and dispositions.

     Will K. Weinstein, a director, serves as Managing Director of Genesis Merchant Group. For the year ended December 31, 1994, the Company paid to Genesis Merchant Group, or its affiliates, approximately $222,000 in fees for investment banking services in connection with proposed acquisitions and dispositions.

                             PROPOSAL 2 -- APPROVAL
                       OF AMENDED STOCKHOLDER RIGHTS PLAN

     The Board of Directors adopted the Stockholder Rights Plan on September 29, 1994 (the "Plan") because the Board believed that the Plan would better enable the Board to protect the interest of stockholders in the event of a hostile acquirer seeking to take advantage of the Company and its stockholders through abusive takeover tactics could deprive them of the full value of their investment in the Common Stock and might not treat all stockholders equally. Nothing has happened since that time to cause the Board to change this belief.

     On March 21, 1995, the Food and Allied Services Trade Department (AFL-CIO) ("FAST") notified the Company of its intention to present a proposal at the Annual Meeting recommending that the Board of

Directors redeem or submit to a binding stockholder vote the Plan. In light of the FAST proposal, the Board of Directors, upon recommendation of the Company's management, has undertaken a review of the Plan, with the participation of outside legal and corporate governance advisors. During the review, several of the Company's institutional stockholders were contacted, certain of whom expressed concerns with respect to the effect of stockholder rights plans generally on stockholder's ability to influence decisions which directly and materially affect stockholder value. As a result of the review, the Board of Directors, at its April 6, 1995 meeting, approved certain amendments to the Plan to strengthen the stockholders' ultimate control over the Plan. In addition, the Board of Directors also determined that, in order to continue in effect, the Plan, as amended, must be approved by the affirmative vote of a majority of the shares present and voting at the Annual Meeting. On April 10, 1995, FAST contacted the Company indicating that it would not pursue its proposal concerning the Plan but it did intend to solicit stockholders to vote against the Plan.

AMENDMENTS TO THE PLAN

     Specifically, the amendments to the Plan adopted by the Board of Directors (the "Amendments") provide for the following:

     STOCKHOLDER REFERENDUM. Prior to the adoption of the Amendments, redemption of the rights issued under the Plan (the "Rights") was solely within the discretion of the Board of Directors. Pursuant to the Amendments, redemption of the Rights (as well as elimination of the Plan) will be submitted to a binding stockholder vote if an offer for all outstanding shares meeting certain conditions, as described below, is made and within sixty (60) days thereafter, the Board of Directors has not either redeemed the Rights or approved a financially superior alternative transaction. The Board must redeem the Rights if holders of a majority of the outstanding Common Stock vote to request such redemption to allow the completion of that offer or a financially superior offer. The Amendments thus give stockholders the power to cause the redemption of the Rights to allow completion of an offer meeting the specified conditions, regardless of the Board of Directors' position on that offer.

     The conditions of the offer that would trigger a stockholder referendum are as follows: (i) the offer must be for all outstanding shares of Common Stock at the same price; (ii) the portion of the offer that is for cash must be fully financed; (iii) any portion of the offer that is non-cash consideration must be in the form of New York Stock Exchange listed securities and the offer must provide tax-deferred treatment for stockholders; and (iv) the offer cannot be subject to financing, funding or due diligence conditions.

     According to publicly filed reports and other information available to the Company, a majority of the outstanding Common Stock is currently beneficially owned by institutional stockholders, thereby giving such institutional stockholders effective control over any redemption decision under the Amendments. The Company is unable to predict what percentage of the Company's outstanding Common Stock will be held by institutional holders in the future, or how any of its stockholders, including institutional holders, will vote on any proposed redemption submitted for a stockholder vote under the Plan as amended by the Amendments.

     TERM OF PLAN (SUNSET PROVISION). Prior to the adoption of the Amendments, the Plan was scheduled to expire in 2004. Pursuant to the Amendments, the Plan will now expire at the 1998 annual meeting unless holders of a majority of the shares voting at the 1998 annual meeting vote affirmatively to extend the term of the Plan. If the stockholders approve the extension at the 1998 Annual Meeting, the Plan will expire at the 2001 annual meeting.

OTHER MATERIAL TERMS OF THE PLAN

     Pursuant to the Plan, on September 29, 1994 the Board of Directors declared a dividend of one right (a "Right") for each share of Common Stock outstanding at the close of business on November 2, 1994. Each Right entitles the holder to purchase from the Company one share of Common Stock at a price of $70 per share, subject to adjustment. The Rights do not become exercisable or transferrable apart from the Common Stock until the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of fifteen (15%) percent or more of the shares of Common Stock or (ii) ten (10) days following the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of fifteen (15%) percent or more of the shares of Common Stock (the earlier of (i) and (ii) being called the "Distribution Date"). The Plan provides that the Board of Directors may postpone the Distribution Date, but until the Distribution Date, the Rights will be transferred, with and only with, the shares of Common Stock.

     If any person or group becomes an Acquiring Person or if the Company is the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Stock was not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise, the number of shares of Common Stock having a market value of two times the then current exercise price of the Right. If, after the Rights have become exercisable, the Company has been acquired in a merger or other business combination in which the Company is not the surviving corporation or in which fifty (50%) percent or more of the assets or earning power is sold, each holder of a Right (other than the Acquiring Person and related persons) will be entitled to receive, upon exercise, common stock of the acquiring company having a value of two times the exercise price of one Right.

     The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right by the Board of Directors at any time prior to the close of business on the tenth day following the first date of public announcement that a person or group has become an Acquiring Person.

     The Board of Directors is not required by law to submit any of the Amendments to the stockholders for a vote. However, the Board has determined that since the Plan is intended to protect stockholders' interest, it is appropriate that the Plan (as amended) will expire unless the stockholders approve its continuation at the Annual Meeting. Accordingly, if the Plan (as amended) is approved by the affirmative vote of the holders of a majority of the shares voting at the Annual Meeting, the Plan (as amended) will continue in effect until the 1998 annual meeting. If the Plan (as amended) is not approved by such vote, the Plan (as amended) will, by its terms, automatically expire (without any redemption of Rights), and the Plan will be of no further force and effect.

ADVANTAGES AND DISADVANTAGES OF THE PLAN

     The Board of Directors believes the Plan, continues to meet the primary objectives which originally caused the Board to adopt the Plan. In addition, as amended, the Plan now places significant control of the use of the Plan in stockholders' hands, thereby addressing a corporate governance issue which has been raised by some stockholders, namely the rights of stockholders to influence decisions directly and materially effecting them such as a proposed change of control transaction.

     The Board of Directors continues to be concerned that certain takeovers could be undesirable and deprive stockholders of long-term value of their stockholdings. The Plan continues to be designed to discourage takeover proposals that use abusive tactics, do not provide for adequate payments to stockholders for their holdings, or enable an offeror to obtain effective control of the Company, through the acquisition of less than all of the Company's Common Stock. The Plan also continues to be intended to increase the negotiating position of the Board of Directors for the benefit of the stockholders in the event a takeover proposal is made.

     The Amendments are intended to be responsive to the desire of certain of the Company's stockholders to have more control over the use of the Plan in meeting the objectives described above. Although the stockholder referendum procedure described above neither requires the Board of Directors to approve or recommend any offer to acquire the Company, nor precludes the Board from pursuing or recommending alternatives to the offer, it does provide for the stockholders, with the requisite vote, to eliminate the impediments caused by the existence of the Rights for an offer meeting the specified conditions. The Board believes that offers meeting the conditions (essentially, fully-financed offers for all outstanding shares) avoids several of the concerns the Plan is designed to protect against. The Board also believes that, although such an offer may not necessarily reflect the long-term value of the Company's stock, the stockholders should be able to determine for themselves whether they wish to avail themselves of the protection of the Rights under those circumstances.

     As in the case of the Plan prior to the Amendments, the Plan, as amended, may discourage certain mergers, tender offers or other purchases of the Company's stock and certain proxy contest which some or even a majority of stockholders might deem to be advantageous. The Plan may also discourage the accumulation of substantial investments in the Company's Common Stock by stockholders who do not intend to affect a change in control of the Company. By deterring possible changes in control, the Board of Directors and management may thus benefit from a more secure tenure. The Board of Directors does not believe that these potential disadvantages outweigh the benefits of the Plan.

     There is no provision contained in the Company's certificate of incorporation or by-laws or in any applicable law which affords the protection provided by the Plan in assuring that the Board of Directors can negotiate with a bidder on the stockholders' behalf in order to prevent, among other things, a person or group from accumulating a substantial block of the Company's Common Stock and then making a bid at an inadequate price for any remaining shares of the Company's Common Stock.

     The foregoing discussion is qualified in all respects by reference to the full text of the Plan, as amended. A copy of the Plan, as amended, is available upon request from the Company, free of charge.

CERTIFICATE OF INCORPORATION, BY-LAWS AND OTHER AGREEMENTS AND PLANS

     In addition to the anti-takeover effects of the Plan, the Company's Restated Certificate of Incorporation, By-Laws and other agreements and plans contain provisions which may be viewed as having anti-takeover effects.

     Article IV of the Company's Restated Certificate of Incorporation presently authorizes the issuance of 300,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock by the Board of Directors, without further action or authorization by the stockholders, unless required in a specific case by applicable laws or regulations or by the rules of the New York Stock Exchange or other stock exchanges on which the Company's shares may at the time be listed. As of March 20, 1995, there were 85,668,271 shares of Common Stock and 3,000,000 shares of $2.75 Cumulative Convertible Exchangeable Preferred Stock outstanding, in addition to the Rights pursuant to the Plan.

     Preferred Stock may be issued from time to time in one or more series and may, subject to any limitations prescribed by law, have such voting powers, dividend rights, designations, preferences and relative rights, qualifications and limitations as the Board of Directors may fix. In the event of a tender offer or other attempt to gain control of the Company, which the Board of Directors does not approve, it may be possible for the Board of Directors to authorize the issuance of a series of Preferred Stock with rights and preferences which could impede the completion of such a transaction, or to issue shares of authorized but presently unissued Common Stock which would be used to make more difficult a change in control of the Company.

     Article VIII of the Company's Restated Certificate of Incorporation prohibits action by stockholders by written consent without a meeting. Action by written consent may, in some circumstances, permit the taking of stockholder action opposed by the Board of Directors more rapidly than would be possible if a meeting of stockholders were required. Article IX of the Restated Certificate of Incorporation provides that special meetings of stockholders may only be called by a majority of the Board of Directors, the Chairman of the Board or the President of the Company. The elimination of the right of stockholders to call special meetings of stockholders may make it more difficult for the stockholders to take action opposed by the Board of Directors other than at an annual meeting, and then only in accordance with the advance notice provisions of
Article II of the By-Laws. The purpose of requiring advance notice of business to be brought by a stockholder before an annual meeting is to enable the Board of Directors to give advance notice of such business to the stockholders generally, and to afford the Board of Directors a meaningful opportunity to consider the merits of the matter to be raised by stockholders. Although this procedure does not give the Board of Directors any power to approve or disapprove such matters, this procedure may have the effect of precluding the consideration of matters at a particular annual meeting if the proper procedures are not followed, even if approval of such matters may be deemed by some stockholders to be beneficial.

     Article XI of the Restated Certificate of Incorporation contains a fair price provision requiring the affirmative vote of eighty (80%) percent of all outstanding Voting Stock (as defined) to approve certain Business Combinations (as defined) involving an Interested Shareholder (as defined) unless certain price and other criteria are met. The purpose of this provision is to provide a higher degree of assurance that all stockholders will receive or retain an equivalent price for their shares in the event of a merger, consolidation, asset sale, liquidation, recapitalization or certain other business transactions.

     The Agreements Concerning Benefits on Severance, the Change in Control Severance Agreements, and the Employment Contract described under "Other Plans" could discourage takeovers since the agreements described therein increase the costs that would be incurred by the acquirer in a change in control of the Company.

     The Company's equity-based compensation plans provide that in the event of a change in control, all unvested options, restricted stock, other stock units or phantom units become fully exercisable.

     The Board of Directors by the adoption of Article XIII, Section 6 of the By-Laws opted out of the anti-takeover provisions of Section 203 of the General Corporation Law of the State of Delaware.

  Recommendation of the Board of Directors

     The Board of Directors of the Company recommends a vote FOR the Stockholder Rights Plan, as amended. Proxies received by the Board of Directors will be so voted unless stockholders specify in contrary choice.

                           PROPOSAL 3 -- RATIFICATION
                     OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected Ernst & Young LLP as auditors for the Company for the year ended December 31, 1995, subject to the ratification by stockholders. Ernst & Young LLP audited the Company's consolidated financial statements for the year ended December 31, 1994, and together with its predecessor, Arthur Young & Company, has been the Company's auditors since 1965.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting.

  Recommendation of the Board of Directors

     The Board of Directors of the Company recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 1995. Proxies received by the Board of Directors will be so voted unless stockholders specify a contrary choice.

REQUIREMENTS, INCLUDING DEADLINES FOR SUBMISSIONS OF PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS BY STOCKHOLDERS

     Under the rules of the Securities and Exchange Commission, the date by which proposals of stockholders intended to be presented at the 1996 annual meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is December 20, 1995.

     Under the By-Laws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at the annual meeting. These procedures provide, generally, that stockholders desiring to make nominations for directors, and/or bring a proper subject of business before the meeting, must do so by written notice timely received (not less than fifty (50) days nor more than seventy-five (75) days prior to such meeting) by the Secretary of the Company containing the name and address of the stockholder, and a representation that the stockholder is a holder of record and intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee, and any other person(s) naming such person(s) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to serve. Notice of an item of business shall include a brief description of the proposed business, the reasons for conducting such business at the annual meeting, and any material interest of the stockholder in such business.

     The Chairman of the annual meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

     Stockholders were advised by a press release on May 27, 1994 in connection with the announcement of the final results of voting at the May 19, 1994 annual meeting, that the Annual Meeting would be held on May 18, 1995 and that as previously announced, December 20, 1994 was the deadline for stockholder proposals to be included in the proxy statement for the Annual Meeting. It is currently expected that the 1996 annual meeting will be held on or about May 16, 1996, in which event any advance notice of nominations for directors and items of business (other than the proposals intended to be included in the proxy statement and form of proxy, which is noted above, must be received by December 20, 1995) must be given by stockholders by March 27, 1996. The Company does, however, retain the right to change this date as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the fifty-day advance notice period referred to above.

                            EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally and by telephone or facsimile. The Company may reimburse persons holding shares in their own names, or in the names of the nominees, for expenses such persons incur in obtaining instructions from beneficial owners of such shares. The Company has also engaged Georgeson & Company Inc. to solicit proxies for a fee not to exceed $20,000, plus $6.00 per call to individual stockholders or NOBO's if assigned, plus out-of-pocket expenses.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

                                                   ROBERT W. POMMERVILLE
                                                         Secretary

April 17, 1995
Fort Smith, Arkansas